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Mr. Robert N. Nelsen
Signal Technology Corporation
222 Rosewood Drive
Danvers, MA 01923

     Re: Waiver of Financial Covenants for Signal Technology Corporation for Fourth Quarter of Fiscal Year 2001

Dear Mr. Nelsen:

     Reference is made to that certain Third Amended and Restated Credit Agreement dated as of February 27, 2001, by and between Signal Technology Corporation, as borrower (the "Borrower", "you" or "your"), and Fleet National Bank, as lender (the "Lender"), as modified by that certain Agreement and Waiver dated as of November 14, 2001, by and between the Borrower and the Lender (as so modified, the "Credit Agreement"). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     You have informed the Lender that the Borrower has not complied, for the fiscal quarter ended December 31, 2001, with (i) the minimum ratio of Funded Debt to EBITDA required pursuant to Section 6.1 of the Credit Agreement, (ii) the minimum ratio of Operating Cash Flow to Total Debt Service required pursuant to Section 6.2 of the Credit Agreement and (iii) the minimum EBITDA required pursuant to subsection (a) of Section 6.3 of the Credit Agreement, and you have requested that the Lender agree to waive these financial requirements with respect to such fiscal year.

     Provided no Default, other than the failure to comply with the aforementioned financial requirements, shall have occurred and be continuing on the date hereof, the Lender hereby waives such financial requirements for the fiscal quarter ended December 31, 2001.

     The Borrower hereby represents that no Default, other than failure to comply with the financial requirements set forth above for the fiscal quarter ended December 31, 2001, has occurred and is continuing on the date hereof and ratifies and confirms the Credit Agreement, which shall continue in full force and effect.

     The foregoing waiver is limited as provided herein and does not extend to any other provisions of the Credit Agreement not specified herein (including, but not limited to, any other financial covenants or any financial covenants covering fiscal quarters ending other than December 31, 2001) nor to any other matter other than as described above. This letter agreement may be executed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

     Please indicate your agreement with the foregoing by executing in the space provided below.





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                                                    FLEET NATIONAL BANK

                                                    By:  /s/ Michael J. Bassick
                                                       ------------------------
                                                       Name:  Michael J. Bassick
                                                       Title: Vice President




SIGNAL TECHNOLOGY CORPORATION

By:  /s/ Robert N. Nelsen   3/20/02
   -------------------------
   Name:  Robert N. Nelsen
   Title: CFO